EXHIBIT 10.2

MEMBERSHIP INTEREST REDEMPTION AGREEMENT

This Membership Interest Redemption Agreement (the “Agreement”) is entered into and shall be effective as of December 15, 2008 (the “Effective Date”), by and between, U.S. BioFuels Exchange, LLC, a Colorado limited liability company (the “Company”) and Diamond I, Inc., a Delaware corporation (hereinafter as “DMOI”). DMOI and the Company are sometimes referred to individually as a “Party” and collectively as the “Parties.”

INTRODUCTION

Whereas, DMOI holds 600 Interests as defined in the Operating Agreement of the Company; and

Whereas, the Parties have agreed that a portion of DMOI’s right, title, and interest in the Company shall be redeemed by the Company as set forth herein; and

Whereas, the Parties have agreed that after giving effect to the additional Interests to be issued as of the Effective Date by the Company as authorized by the Board of Directors on December 11, 2008, DMOI’s Sharing Ratio shall be equal to no less 14% immediately after the Company redeems a portion of DMOI’s Interests as set forth in this Agreement; and

Whereas, DMOI has made capital contributions to the Company in the form of the issuance of DMOI stock to Shaji Parol for the payment of services to develop certain intellectual property owned by the Company; and

Whereas, the Parties want to clarify each Party’s respective rights and ownership interests in the intellectual and other intangible property developed for and on behalf of the Company; and

Now therefore, based on the foregoing, and in consideration of the mutual agreements, covenants, and conditions contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

SECTION 1. Redemption. DMOI hereby sells, assigns, and transfers 438 of its Interests (the “Redeemed Interest”) to the Company as of the Effective Date. The Parties agree that as of the close of business on the Effective Date that the Interests issued and the Sharing Ratios of the Company shall be as set forth in Exhibit A, which is attached hereto and incorporated by reference.

SECTION 2. Consideration for Redeemed Interest. In consideration for the redemption of the Redeemed Interest, the Company has distributed to DMOI cash in the amount of $30,000. The consideration provided for in this Section 2. is the total consideration payable by the Company to DMOI for the Redeemed Interest.

SECTION 3. Intellectual Property. DMOI hereby waives and releases any and all claims it may have to the intellectual and other intangible property developed for and on behalf of the Company, including, but not limited to, all property developed as a result on the services performed by Shaji Parol and James Kaufman. To the extent that DMOI has any ownership interests or rights in the property described in the preceding sentence, DMOI hereby assigns, transfers, grants and conveys such ownership interests and rights to the Company.

SECTION 4. Tax Matters. The Parties agree that:

(a) DMOI’s distributive share of the Company’s income, gain, loss, and deduction for the taxable year of the Company that includes the Effective Date shall be determined on the basis of an interim closing of the books of the Company as of the close of business on the December 14, 2008, and shall not be based upon a proration of such items for the entire taxable year. DMOI shall not be allocated a distributive share of any Company items for any subsequent year except to the extent such allocations are required by or are consistent with the provisions of this Agreement.

(b) The Parties shall each file all required federal, state, and local income tax returns and related returns and reports in a manner consistent with the foregoing provisions of this Section 4. In the event a Party does not comply with the preceding sentence, the non-complying Party shall indemnify and hold the other Parties wholly and completely harmless from all cost, liability, and damage that such other Party may incur (including, without limitation, incremental tax liabilities, legal fees, accounting fees, and other expenses) as a consequence of such failure to comply.

SECTION 5. Representations, Warranties, and Covenants.

(a) Of Each Party. The Company and DMOI each hereby represents and warrants to and covenants to each other Party that:

1) Neither the execution nor the delivery of this Agreement, the incurrence of the obligations herein set forth, the consummation of the transactions herein contemplated, nor the compliance with the terms of this Agreement will conflict with, or result in a breach of, any of the terms, conditions, or provisions of, or constitute a default under, any bond, note, or other evidence or indebtedness or any contract, indenture, mortgage, deed of trust, loan agreement, lease, or other agreement or instrument to which such Party is a party or by which such Party may be bound.

2) Such Party has the right, power, legal capacity, and authority to execute and enter into this Agreement and to execute all other documents and perform all other acts as may be necessary in connection with the performance of this Agreement.

3) No approval or consent not heretofore obtained by any person or entity is necessary in connection with the execution of this Agreement by such Party or the performance of such Party’s obligations under this Agreement.

4) Such Party has received independent tax and legal advice from accountants and attorneys of their choice with respect to the advisability of executing this Agreement.

5) Except as expressly provided herein, no person has made any statement or representation to such Party regarding any fact relied upon by such Party in entering into this Agreement and each Party specifically does not rely upon any statement, representation, or promise of any other person in executing this Agreement.

6) Such Party relies on the finality of this Agreement as a material factor inducing its execution of this Agreement, and the obligations under this Agreement.

7) Such Party will not take any action which would interfere with the performance of this Agreement by any other Party or that would adversely affect any of the rights provided for herein.

(b) Additional Representation, Warranty, and Covenant of DMOI. DMOI hereby represents and warrants to and covenants to the Company that DMOI owns the Redeemed Interest free and clear of any and all liens, claims, encumbrances, and adverse equities.

SECTION 6. Miscellaneous.

(a) Severability. Each provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of the Agreement.

(b) Survival. All of the terms, representations, warranties, and other provisions of this Agreement shall survive and remain in effect after the Effective Date.

(c) Execution of Documents. Each Party agrees to execute all documents necessary to carry out the purpose of this Agreement and to cooperate with each other for the expeditious filing of any and all documents and the fulfillment of the terms of this Agreement.

(d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(e) Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Party. Capitalized terms not otherwise defined in this Agreement shall have the same meaning as provided in the Operating Agreement of the Company as the same is in effect as of the Effective Date.

(f) Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

(g) Entire Agreement. This Agreement contains the entire understanding among the Parties and supersedes any prior written or oral agreements between them respecting the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between the Parties relating to the subject matter of this Agreement that are not fully set forth herein.

(h) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and, when taken together, shall constitute one agreement.

(i) Consent to Jurisdiction. Seller and Purchaser each (i) irrevocably submits to the jurisdiction of any court sitting in Denver County, Colorado for any action arising out of this Agreement, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum, and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or shall affect its right to bring any action in any other court.

(j) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado, regardless of the law that might otherwise govern under applicable principles of conflict of laws thereof.

IN WITNESS WHEREOF, the Parties hereto have approved and executed this Agreement as of the date first set forth above.

U.S. BioFuels Exchange, LLC

/s/ Thomas J. Gray

THOMAS J. GRAY, President

DIAMOND I, INC.

/s/ David Loflin

DAVID LOFLIN, President